UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2017 (December 12, 2017)

ALLERGAN PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compulsory Arrangements of Certain Officers

On December 12, 2017, Allergan plc (the “Company”) and Maria Teresa Hilado reached a definitive agreement on the terms of a separation agreement in connection with Ms. Hilado’s departure from the Company as its Executive Vice President and Chief Financial Officer, the circumstances of which will entitle her to certain separation-related benefits under the Company’s Executive Severance Plan and long-term incentive awards in accordance with the terms of that Plan and those awards.

In addition, in consideration of Ms. Hilado’s agreement to remain with the Company through April 4, 2018 to continue leading certain critical business initiatives, including the signing of the Company’s 2017 annual financial statements, the Company has also agreed to provide Ms. Hilado with the following additional payments and benefits: (i) a $1,800,000 retention payment; (ii) continued vesting of her outstanding RSU awards for 12 months following her date of termination; (iii) continued vesting of her Transformation Incentive Plan award, with payout, if any, based on actual performance under the terms of that award; (iv) immediate vesting of her outstanding nonqualified stock options with such stock options remaining exercisable for 24 months following her date of termination; and (v) in the event the Company enters into a into a definitive agreement on or prior to December 31, 2018 that would constitute a “change in control” under the terms of the executive severance plan, and provided, that, such change in control is consummated, an additional cash payment equal to one times her base salary and annual target bonus. Additionally, Ms. Hilado has agreed to make herself available to consult with the Company from her termination date up to December 31, 2018, at a rate of $16,000 per month.

The receipt of the benefits described above are subject to her continued employment with the Company through April 4, 2018, her execution and non-revocation of a release of claims in favor of the Company and compliance with the terms of a non-competition agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2017	Allergan plc

	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
Chief Legal Officer and Corporate Secretary